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                                                                     EXHIBIT 5.1

                               RICHARDSON & PATEL
                              10900 WILSHIRE BLVD.
                                    SUITE 500
                          LOS ANGELES, CALIFORNIA 90024
                            TELEPHONE (310) 208-1183
                            FACSIMILE (310) 208-1154

                                February 11, 2008
Aethlon Medical, Inc.
3030 Bunker Hill Street
Suite 4000
San Diego, CA 92109


         Re:   REGISTRATION STATEMENT ON FORM S-1
               ----------------------------------

Ladies and Gentlemen:

We have acted as counsel to Aethlon Medical, Inc., a Nevada corporation (the "Company"), in connection with the registration with the Securities and Exchange Commission (the "Commission") on Form S-1 (the "Registration Statement") of 8,000,000 shares of the Company's common stock, par value $0.001 (the "Shares"), to be issued to the selling stockholder under the terms of the Common Stock Purchase Agreement, as amended, between the Company and Fusion Capital Fund II, LLC (the "Purchase Agreement") as described in the Registration Statement. In connection with the Registration Statement, we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and the issuance (or proposed issuance) of the Shares, the Company's Certificate of Incorporation and all amendments thereto, the Bylaws of the Company and all amendments thereto, and such other documents and matters as we have deemed necessary to render the following opinion.

Based upon that review, it is our opinion that the Shares that may be issued under the terms of the Purchase Agreemnet, will be legally issued, fully paid, and non-assessable under Nevada law, including the statutory provisions, all applicable provisions of the Nevada Constitution and all reported judicial decisions interpreting those laws.

We hereby consent to the use of this opinion in the registration statement filed with the Commission in connection with the registration of the Shares and to reference to our firm under the heading "Legal Matters" in the registration statement and the prospectus included therein. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder, with respect to any part of the registration statement, including this opinion as an exhibit or otherwise.

                                        /s/ RICHARDSON & PATEL LLP